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                                                          Exhibit 10.19


                          ASSIGNMENT OF PURCHASE ORDER

                              AND SECURITY INTEREST

     This ASSIGNMENT AGREEMENT is made and entered into as of the 10th day of December, 1999, between Ziplink, Inc. ("Customer") and Alcatel USA Financing, Inc. ("Assignee".

                                   WITNESSETH:

         WHEREAS, Customer has entered into a Product Purchase and Services Agreement dated the 29th day of July, 1999 (hereafter referred to as the "Purchase Agreement"), with Alcatel Internetworking, Inc. (hereafter referred to as the "Vendor"), whereby the Customer and Vendor have agreed to, among other things, the terms and conditions upon which the Customer is allowed to place orders to purchase certain telecommunications hardware and/or license certain telecommunications software from Vendor; and,

         WHEREAS, pursuant to the terms and conditions of the Purchase Agreement, the Customer has placed or will from time to time place with Vendor orders under such Purchase Agreement which may be attached to this Agreement as Exhibits and which (whether or not attached to this Agreement as Exhibits) are hereby incorporated by reference (collectively, the "Order"). The hardware and license of software so described in the Order shall hereinafter be collectively referred to as the "Equipment"); and,

         WHEREAS, Assignee and Customer have entered into or propose to enter into an Equipment Lease (the "Lease"), pursuant to which Assignee proposes, subject to the terms and conditions hereof and of the Lease, to acquire the Equipment and lease and/or license it to Customer; and as a condition to entering into the Lease and in order to enable Assignee to acquire the Equipment (and in the case of any software constituting a portion of the Equipment, the license to use such software), it is necessary that this Assignment be executed;

         NOW THEREFORE, in consideration of the foregoing, Customer hereby sells, assigns and transfers to Assignee all of Customer's right, title and interest in and to the Order (but not its obligations thereunder except to pay the purchase price therefor upon delivery by the Vendor to the Customer and acceptance by Assignee of a Certificate of Acceptance (defined below) executed by Customer under the Lease with respect to the Equipment), including, without limitation, the right to take title to the Equipment and to be named as purchaser in any bills of sale or invoices to be delivered by Vendor, this Assignment being subject, however, to the following conditions:

         1. This Assignment shall not become effective with respect to any Equipment prior to the date upon which Customer executes and delivers to Assignee and Assignee accepts a Certificate of Acceptance of Equipment (a "Certificate of Acceptance") relating to such Equipment in form satisfactory to Assignee.

         2. By accepting delivery of a signed copy of this Assignment, Assignee agrees that, notwithstanding this Assignment, at all times prior to the acceptance by Assignee of a Certificate of Acceptance executed by Customer relating to any Equipment that has not become subject to the Lease, Customer may continue to exercise, with respect to any Equipment covered by an Order, all rights of the buyer under the Purchase Agreement, and Vendor may continue to deal, with respect to such Order and related Equipment, solely with Customer for all of the purposes of the Purchase Agreement in all respects as if this Assignment had not been executed.

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         3. Except as otherwise expressly provided, the rights and obligations of Vendor and Customer under the Purchase Agreement, shall remain in effect. Without limiting the generality of the foregoing, Vendor's warranty and support obligations under the Purchase Agreement shall continue in full force and effect and Customer, as lessee of the Equipment, shall enforce such obligations directly against Vendor all in accordance with the provisions of the Purchase Agreement and the Lease so long as no default shall have occurred under the Lease (in which case such warranties, upon notice by Assignee to the Vendor, shall revert to the Assignee). Customer agrees that Assignee has not and does not by virtue of this Assignment assume any of Customer's obligations or liabilities (other than to pay the purchase price of the Equipment to Vendor as expressly provided herein), and that Assignee shall not have any obligation or liability under the Purchase Agreement (or with respect to the Equipment) or be obligated to perform any of the obligations or duties of Customer thereunder or related thereto, whether arising prior to or on or after the date of this Assignment, and Customer shall at all times remain obligated and liable to Vendor under the Purchase Agreement as if this Assignment had not been executed.

         4. Customer agrees that at any time and from time to time, upon the written request of Assignee, Customer shall promptly and duly execute and deliver any and all such further instruments and documents, and take such further action as Assignee may request in order to obtain the full benefits of this Assignment.

         5. Customer represents and warrants that the Purchase Agreement is in full force and effect and is enforceable in accordance with its terms, and that Customer is not in default thereunder. Customer further represents, warrants and covenants that it will not assign or pledge, so long as this Assignment remains in effect, the whole or any part of the rights hereby assigned, to anyone other than Assignee.

         6. Notwithstanding the foregoing, it is understood and agreed, that until a default shall have occurred under the Lease, all rights and claims under any guaranty or warranty, express or implied, with respect to the Equipment or any item of Equipment, shall be enforced by Customer, subject to the terms of the Lease, at its sole cost and expense either in its own name or in the name of Assignee; provided, however, that no action shall be brought in Assignee's name without Assignee's written consent, and in any event Customer agrees to indemnify Assignee against and save it harmless from all costs and expenses arising out of any action or proceedings which Customer may bring against Vendor. This indemnity shall survive the earlier termination of this Assignment and the Lease. Customer agrees to preserve and protect the Assignee's rights under any warranty, covenant or representation made by the Vendor with respect to the Equipment, and Customer warrants that Customer will not take any action which will impair such rights of Assignee, and covenants to act solely in compliance with any restrictions and requirements prerequisite to the continued existence, enforcement, validity and maintenance of any warranty, covenant or representation.

         7. Customer agrees that it will not modify or amend the Purchase Agreement or permit any waiver with respect thereto without the prior written consent of Assignee.

          8. The execution of this Assignment by Customer and the acceptance thereof by Assignee shall not constitute a commitment by Assignee to enter into the Lease or to lease any Equipment to Customer unless and until a duly authorized officer of Assignee shall have executed and accepted the Lease and returned an executed copy thereof to Customer. Assignee's obligation to lease any Equipment to Customer is subject to the further conditions (the "CONDITIONS PRECEDENT") that Customer shall not be in default under any of the terms of conditions of the Lease; that the Certificate of Acceptance with respect to such Equipment shall have been executed and delivered to Assignee by Customer and accepted by Assignee; that there shall have been no

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material adverse change in the business or financial condition of Customer; and
that all matters incident to the transactions contemplated by the Lease and any Schedule thereto are satisfactory to Assignee and Assignee's counsel. Notwithstanding any execution and acceptance of the Lease by Assignee, Assignee shall not be responsible for Vendor's failure to honor this Assignment, to perform under the Purchase Agreement or to deliver any Equipment in accordance with the terms thereof.

         9. Nothing contained herein shall: (a) subject the Vendor to any liability to which it would not otherwise be subject under the Purchase Agreement; or (b) modify in any respect the contract rights of the Vendor under the Purchase Agreement, except as provided in the Consent Agreement hereto.

         10. Assignee hereby accepts the assignment herein contained. Assignee agrees, solely for the benefit of Customer, so long as the Conditions Precedent set forth in Section 8 above for the lease of the Equipment have been satisfied, to purchase the Equipment from the Vendor and to take such title to the Equipment as is conveyed to it; provided, however, that Assignee shall not be obligated to pay for any Equipment until the Conditions Precedent set forth in
Section 8 for the lease of such Equipment have been satisfied (including without limitation that Assignee has accepted a Certificate of Acceptance executed and delivered by Customer with respect to such Equipment, as provided for herein), and Customer shall remain fully liable therefor.

         11. Vendor hereby assigns, transfers and conveys to Assignee the security interest in the Equipment granted to Vendor pursuant to the Purchase Agreement. Vendor, Assignee and Customer agree to take all reasonable actions necessary to effect, protect and perfect such assignment, transfer or conveyance as reasonably requested by any of them. All fees, charges or taxes required to be paid by Assignee to record the security interest assigned herein shall be paid by Customer upon invoice.

         12. THIS ASSIGNMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, and may be modified only by a written amendment signed by all parties. Any action or claim to enforce the provisions of this Assignment may be brought in the appropriate state or federal district court in the State of Texas. The Lessee irrevocably consents to service of process in accordance with the provisions of the laws of the State of Texas and waives any right to object to the laying of venue in any state or federal court in the State of Texas.

     ASSIGNEE:                                  CUSTOMER:

     ALCATEL USA FINANCING, INC.                ZIPLINK, INC.

     By:     /S/ RONALD R. FUQUA                By:      /S/ GARY P. STRICKLAND

     Title: TREASURER AND SENIOR DIRECTOR       Title: CHIEF FINANCIAL OFFICER

 Attachment -- Consent and Agreement of Alcatel Internetworking, Inc.